UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MercadoLibre, Inc.
(See table of additional registrants further below)
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0212790
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Pasaje Posta 4789, 6th floor
Buenos Aires, Argentina, C1430EKG
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered
2.375% Sustainability Notes due 2026	The Nasdaq Stock Market LLC
3.125% Notes due 2031	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-251835, 333-251835-01, 333-251835-02, 333-251835-03, 333-251835-04, 333-251835-05, 333-251835-06, 333-251835-07, 333-251835-08, 333-251835-09
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact name of Additional Registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address of principal executive offices
MercadoLibre S.R.L.	Argentina	98-1045729	Av. Caseros 3039, 2nd. floor, Buenos Aires City, Argentina. C1264AAK.
Ibazar.com Atividades de Internet Ltda.	Brazil	N/A	Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo. 06233-903.
EBazar.com.br Ltda.	Brazil	N/A	Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo. 06233-903.
Mercado Envios Serviços de Logistica Ltda.	Brazil	N/A	Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo. 06233-903.
MercadoPago.com Representações Ltda.	Brazil	N/A	Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo. 06233-903.
MercadoLibre Chile Ltda.	Chile	N/A	Av. Apoquindo N° 4800, Tower 2, Floor 21, Las Condes, Santiago, Chile. 7560969.
MercadoLibre, S. de R.L. de C.V.	Mexico	98-1244779	Av. Insurgentes Sur 1602, Floor 9 Col. Crédito Constructor, Ciudad de México. 03940.
DeRemate.com de México, S. de R.L. de C.V.	Mexico	98-1246148	Av. Insurgentes Sur 1602, Floor 9 Col. Crédito Constructor, Ciudad de México. 03940.
MercadoLibre Colombia Ltda.	Colombia	N/A	Carrera 17, Number 93 - 09 Floor 3. Bogotá D.C., Colombia. 110221.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

MercadoLibre, Inc. (the “Company” or “Registrant”) and the Additional Registrant Guarantors (as defined below) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated January 7, 2021 (the “Prospectus Supplement”) to a prospectus dated December 30, 2020 (the “Prospectus”) contained in the effective Registration Statement on Form S-3 of the Company (File No. 333-251835) and MercadoLibre S.R.L. (File No. 333-251835-03), Ibazar.com Atividades de Internet Ltda. (File No. 333-251835-02), eBazar.com.br Ltda. (File No. 333-251835-01), Mercado Envios Serviços de Logistica Ltda. (File No. 333-251835-05), MercadoPago.com Representações Ltda. (File No. 333-251835-09), MercadoLibre Chile Ltda. (File No. 333-251835-06), MercadoLibre, S. de R.L. de C.V. (File No, 333-251835-08), DeRemate.com de México, S. de R.L. de C.V. (File No. 333-251835-04) and MercadoLibre Colombia Ltda. (File No. 333-251835-07) (the “Additional Registrant Guarantors”), which Registration Statements were filed with the Commission on December 30, 2020, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.          Description of Registrant’s Securities to Be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.          Exhibits

Exhibit Number	Description

4.1
Indenture, dated January 14, 2021, between MercadoLibre, Inc., MercadoLibre S.R.L., Ibazar.com Atividades de Internet Ltda., eBazar.com.br Ltda., Mercado Envios Servicos de Logistica Ltda., MercadoPago.com Representações Ltda., MercadoLibre Chile Ltda., MercadoLibre, S. de R.L. de C.V., DeRemate.com de México, S. de R.L. de C.V. and MercadoLibre Colombia Ltda. and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to MercadoLibre Inc.’s Current Report on Form 8-K filed with the Commission on January 14, 2021).

4.2
First Supplemental Indenture, dated January 14, 2021, between MercadoLibre, Inc., MercadoLibre S.R.L., Ibazar.com Atividades de Internet Ltda., eBazar.com.br Ltda., Mercado Envios Servicos de Logistica Ltda., MercadoPago.com Representações Ltda., MercadoLibre Chile Ltda., MercadoLibre, S. de R.L. de C.V., DeRemate.com de México, S. de R.L. de C.V. and MercadoLibre Colombia Ltda. and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.2 to MercadoLibre, Inc.’s Current Report on Form 8-K filed with the Commission on January 14, 2021).

4.3
Form of Global Note representing the Registrant’s 2.375% Sustainability Notes due 2026 (incorporated herein by reference to Exhibit 4.3 to MercadoLibre, Inc.’s Current Report on Form 8-K filed with the Commission on January 14, 2021).

4.4
Form of Global Note representing the Registrant’s 3.125% Notes due 2031 (incorporated herein by reference to Exhibit 4.4 to MercadoLibre, Inc.’s Current Report on Form 8-K filed with the Commission on January 14, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant and each of the Additional Registrant Guarantors have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

MERCADOLIBRE, INC.

By:	/s/ Pedro Arnt
Name:	Pedro Arnt
Title:	Chief Financial Officer

MERCADOLIBRE S.R.L.

By:	/s/ Pedro Arnt
Name:	Pedro Arnt
Title:	Attorney-in-fact

IBAZAR.COM ATIVIDADES DE INTERNET LTDA.

By:	/s/ Pedro Arnt
Name:	Pedro Arnt
Title:	Attorney-in-fact

EBAZAR.COM.BR LTDA.

By:	/s/ Pedro Arnt
Name:	Pedro Arnt
Title:	Attorney-in-fact

MERCADO ENVIOS SERVICOS DE LOGISTICA LTDA.

By:	/s/ Pedro Arnt
Name:	Pedro Arnt
Title:	Attorney-in-fact

MERCADOPAGO.COM REPRESENTAÇÕES LTDA.

By:	/s/ Pedro Arnt
Name:	Pedro Arnt
Title:	Attorney-in-fact

MERCADOLIBRE CHILE LTDA.

By:	/s/ Pedro Arnt
Name:	Pedro Arnt
Title:	Attorney-in-fact

MERCADOLIBRE, S. DE R.L. DE C.V.

By:	/s/ Pedro Arnt
Name:	Pedro Arnt
Title:	Attorney-in-fact

DEREMATE.COM DE MÉXICO, S. DE R.L. DE C.V.

By:	/s/ Pedro Arnt
Name:	Pedro Arnt
Title:	Attorney-in-fact

MERCADOLIBRE COLOMBIA LTDA.

By:	/s/ Pedro Arnt
Name:	Pedro Arnt
Title:	Attorney-in-fact

Date: February 9, 2021